Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
dated as of March 16, 2006
between
EACH OF THE GRANTORS PARTY HERETO
and
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Collateral Agent

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SCHEDULE 4.1	GENERAL INFORMATION

SCHEDULE 4.2	LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4	INVESTMENT RELATED PROPERTY

SCHEDULE 4.6	DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7	INTELLECTUAL PROPERTY – EXCEPTIONS

SCHEDULE 4.8	COMMERCIAL TORT CLAIMS

EXHIBIT A	PLEDGE SUPPLEMENT

EXHIBIT B	UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C	SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D	DEPOSIT ACCOUNT CONTROL AGREEMENT

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     This PLEDGE AND SECURITY AGREEMENT, dated as of March 16, 2006 (this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (as herein defined) (together with its permitted successors in such capacity, the “Collateral Agent”).
RECITALS:
     WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Easton-Bell Sports, Inc., a Delaware corporation (the “Company”), RBG Holdings Corp., a Delaware corporation, certain Subsidiaries of the Company, as Canadian Borrowers, certain Subsidiaries of the Company, as U.S. Guarantors, certain Subsidiaries of the Borrowers, as Canadian Guarantors, the Lenders party thereto from time to time, Wachovia Bank, National Association, as Administrative Agent and Collateral Agent and Wachovia Capital Finance Corporation (Canada), an Ontario corporation, as Canadian Agent;
     WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Secured Hedge Agreements with one or more Lender Counterparties
     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Secured Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s obligations under the Credit Documents and the Secured Hedge Agreements as set forth herein; and
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:
SECTION 1
DEFINITIONS; GRANT OF SECURITY
     1.1 General Definitions.
     In this Agreement, the following terms shall have the following meanings:
     “Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.
     “Accounts” shall mean all “accounts” as defined in Article 9 of the UCC, including Health-Care Insurance Receivables.

     “Additional Grantors” shall have the meaning assigned in Section 5.2.
     “Agreement” shall have the meaning set forth in the preamble.
     “Annual Reporting Date” shall mean the date on which annual financial statements are delivered by the Company pursuant to Section 5.1(a) of the Credit Agreement.
     “Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.
     “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
     “Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.
     “Collateral” shall have the meaning assigned in Section 2.1.
     “Collateral Account” shall mean any account established by the Collateral Agent.
     “Collateral Agent” shall have the meaning set forth in the preamble.
     “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
     “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
     “Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC asserted by any Grantor, including, without limitation, all commercial tort claims listed on Schedule 4.8.
     “Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts”.
     “Company” shall have the meaning set forth in the preamble.

     “Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B).
     “Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.
     “Credit Agreement” shall have the meaning set forth in the recitals.
     “Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts”.
     “Documents” shall mean all “documents” as defined in Article 9 of the UCC.
     “Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.
     “General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Hedge Agreements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).
     “Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).
     “Grantors” shall have the meaning set forth in the preamble.
     “Health-Care Insurance Receivable” shall mean all “health-care-insurance receivable” as defined in Article 9 of the UCC.
     “Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

     “Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.
     “Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.
     “Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
     “Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.
     “Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.
     “Lender” shall have the meaning set forth in the recitals.
     “Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.
     “Lien” shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests, any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.
     “Material Receivables” is defined in Section 4.3(b)(iii) hereof.
     “Money” shall mean “money” as defined in the UCC.
     “Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D).

     “Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
     “Permitted Sale” shall mean those sales, transfers or assignments permitted by the Credit Agreement.
     “Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.
     “Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt”, issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.
     “Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.
     “Pledged LLC Interests” shall mean (as limited by Section 2.2(b) hereof) all interests in any limited liability company owned by a Grantor, including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.
     “Pledged Partnership Interests” shall mean (as limited by Section 2.2(b) hereof) all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by a Grantor, including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

     “Pledged Stock” shall mean (as limited by Section 2.2(b) hereof) all shares of Capital Stock owned by such Grantor, including, without limitation, all shares of Capital Stock described on Schedule 4.4(A) under the heading “Pledged Stock”, and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.
     “Pledged Trust Interests” shall mean (as limited by Section 2.2(b) hereof) all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.
     “Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
     “Quarterly Reporting Date” shall mean the date on which quarterly financial statements are delivered by the Company pursuant to Section 5.1(b) of the Credit Agreement.
     “Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
     “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.
     “Record” shall have the meaning specified in Article 9 of the UCC.
     “Secured Obligations” shall have the meaning assigned in Section 3.1.
     “Secured Parties” shall mean the Lenders (including Canadian Lenders), the Agents and the Lender Counterparties and shall include, without limitation, all former Lenders, Agents and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders, Agents or Lender Counterparties and such Obligations have not been paid or satisfied in full.
     “Securities” shall mean any stock, shares, partnership interests, membership or limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
     “Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts”.
     “Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.
     “Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
     “Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F).
     “Trademarks” shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, elements of package or trade dress of goods or services, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     “Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G).
     “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
     “United States” shall mean the United States of America.
     1.2 Definitions; Interpretation
     All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. To the extent any Grantor is permitted to dispose of the Collateral under the Credit Agreement, no notice or consent shall be required hereunder. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
     1.3 Schedules
     References to any Schedules hereunder shall refer to the Schedules as attached to this Agreement on the Closing Date as well as to any amendment, supplements or modifications to the information contained in such Schedules, including but not limited to, delivery of written notice pursuant to Section 5.01(n) of the Credit Agreement and delivery of the annual collateral verification pursuant to Section 5.1(o) of the Credit Agreement.
SECTION 2
GRANT OF SECURITY
2.1 Grant of Security.
     Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor, including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):
(a)	Accounts;

(b)	Chattel Paper (including Electronic Chattel Paper);

(c)	Commercial Tort Claims;

(d)	Documents;

(e)	Fixtures;

(f)	General Intangibles (including Payment Intangibles);

(g)	Goods (including Inventory and Equipment);

(h)	Instruments;

(i)	Insurance;

(j)	Intellectual Property;

(k)	Investment Related Property;

(l)	Letter of Credit Rights;

(m)	Money;

(n)	Receivables and Receivable Records;

(o)	Software;

     (p) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
     (q) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing.
     2.2 Certain Limited Exclusions.
     Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to (a) any Equipment that is subject to a purchase money lien or capital lease permitted under the Credit Agreement to the extent the documents relating to such purchase money lien or capital lease would not permit such Equipment to be subject to the security interests created hereby or (b) any property for so long as the grant of such security interest (i) is prohibited by any applicable law of any Governmental Authority, or (ii) will constitute or result in the abandonment, invalidation, unenforceability, breach or termination pursuant to the terms of, or a default under, any lease, license, contract or other agreement evidencing or giving rise to such property or, in the case of any Investment Related Property, applicable shareholder or similar agreement; provided, however, that such security interest shall attach immediately at such time as the condition or term causing such abandonment, invalidation, unenforceability, breach, termination or default shall be rendered ineffective (by operation of the UCC or otherwise) or remedied, and to the extent severable, shall attach immediately to any portion of such lease, license, contract or other agreement or shareholder or similar agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) with respect to Obligations of the U.S. Credit Parties, in any of the outstanding Capital Stock of a Foreign Subsidiary in excess of 65% of all classes of Capital Stock of such Foreign Subsidiary entitled to vote.
     Notwithstanding anything contained herein to the contrary, the Grantors shall not be required to take any actions with respect to the property excluded pursuant to this Section 2.2 and none of the representations, warranties and covenants contained herein shall be deemed to apply to any such property.
SECTION 3
SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE
     3.1 Security for Obligations.
     This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2 Continuing Liability Under Collateral.
     Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4
REPRESENTATIONS AND WARRANTIES AND COVENANTS
     4.1 Generally.
     (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and (x) with respect to clauses (i) and (x) below, on each Credit Date, and (y) with respect to all other clauses below, on each Annual Reporting Date that:
     (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens;
     (ii) it has indicated on Schedule 4.1(A): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number, if any and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located;
     (iii) the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the five (5) years prior to the Closing Date,

business under any other name except for those names set forth on Schedule 4.1(B);
     (iv) except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the five (5) years prior to the Closing Date;
     (v) it has not within the five (5) years prior to the Closing Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof;
     (vi) (u) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.01(E) hereof and other filings delivered by each Grantor, (v) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (w) upon sufficient identification of Commercial Tort Claims, (x) upon execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of Section 9-806, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account and, to the extent required by the UCC, any uncertificated Pledged Equity Interest, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral subject to such grant;
     (vii) [reserved]
     (viii) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;
     (ix) other than the financing statements to be filed in favor of the Collateral Agent or any other actions, filing or notices to be consummated after the Closing Date pursuant to Section 5.14 of the Credit Agreement with respect to the Collateral, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;
(x) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;
(xi) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);
(xii) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and
(xiii) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.
     Notwithstanding anything herein to the contrary, all representations and warranties contained in this Agreement to be made by a Grantor on any Annual Reporting Date shall be deemed for purposes of Section 3.2(a)(iii) of the Credit Agreement as if made on the most recent Annual Reporting Date (or if no Annual Reporting Date has occurred, then as of the Closing Date) and shall not be brought down and made as of any Credit Date to the extent such Credit Date is not the Closing Date or an Annual Reporting Date.
     (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
     (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;
     (ii) it shall not produce, use or permit to its knowledge any Collateral to be used in violation of any provision of this Agreement or in any material respect unlawfully or in violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

     (iii) it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization or unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least fifteen (15) days prior to any such change or establishment (unless the Collateral Agent consents to a shorter period or notice after the fact), identifying such new proposed name, identity, corporate structure, jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably requested by the Collateral Agent to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby;
     (iv) if the Collateral Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Obligation shall apply on a “first-in, first-out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;
     (v) it shall not take or permit any action which could reasonably be expected to materially impair the Collateral Agent’s rights in the Collateral other than Permitted Sales and the granting of Permitted Liens; and
     (vi) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as Permitted Sales and the granting of Permitted Liens.
     4.2 Equipment and Inventory.
     (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Annual Reporting Date, that:
     (i) substantially all material Equipment and Inventory included in the Collateral was kept for five (5) years prior to the Closing Date only at one or more of the locations specified in Schedule 4.2 or in the possession of salesmen, processors or repairmen in transit or in the ordinary course of business; provided that with respect to consignee arrangements with the Grantors’ customers, the Grantors shall specify locations by client (not by location).
     (b) Covenants and Agreements. Each Grantor covenants and agrees that:
     (i) it shall (A) notify the Collateral Agent in writing, contemporaneously with the delivery of the annual financial statements under

Section 5.1(c) of the Credit Agreement and at such other times as the Collateral Agent may reasonably request by executing and delivering to the Collateral Agent the annual collateral verification required by Section 5.1(o) of the Credit Agreement or an amendment or supplement to Schedule 4.2, as applicable, of any Document evidencing any Equipment and Inventory and (B) take all actions necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Document, Equipment and Inventory;
     (ii) it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;
     (iii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;
     (iv) if any Equipment or Inventory (other than Inventory covered by clause (viii)) with a value in excess of $600,000 individually or $5,000,000 in the aggregate is in possession or control of any third party for a period of more than 30 days, each Grantor shall notify the Collateral Agent thereof no later than the next Quarterly Reporting Date and thereafter, upon reasonable request by the Collateral Agent, each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and use commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; provided that such notification and acknowledgment shall not be required to the extent prohibited by a bona fide Contractual Obligation of such Grantor and such Contractual Obligation was not entered into in contemplation of these requirements;
     (v) with respect to any item of Equipment in excess of $600,000 individually or $5,000,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby;
     (vi) it shall notify the Collateral Agent no later than the next Quarterly Reporting Date of any Inventory or Equipment in excess of $600,000 individually or $5,000,000 in the aggregate coming in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor;
     (vii) any Goods produced by any Grantor included in the Collateral shall be produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended; and
     (viii) if any Inventory in excess of $10,000,000 in the aggregate with respect to any one customer of a Grantor or $25,000,000 in the aggregate with respect to all customers of the Grantors is held by such customer or customers pursuant to a consignment or sale or return arrangement, promptly notify the Collateral Agent of such arrangement and to the extent requested by the Collateral Agent, take such actions as are necessary to perfect the Grantor’s Lien on such Inventory.
     4.3 Receivables.
     (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:
     (i) each Material Receivable arose from bona fide transactions in the ordinary course of business;
     (ii) none of the Account Debtors in respect of any Material Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign; and
     (iii) no Material Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.3(c).
     (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that:
     (i) it shall keep and maintain at its own cost and expense accurate and complete records of the Receivables, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar businesses, and in any event in conformity with GAAP;
     (ii) [reserved]

     (iii) other than in the ordinary course of business and except as otherwise provided in subsection (iv) below, upon the occurrence and during the continuation of an Event of Default, such Grantor shall not (v) amend, modify, terminate or waive any provision of any Receivable in excess of $600,000 individually for any invoice or $5,000,000 in the aggregate for any account (“Material Receivables”) in any manner which could reasonably be expected to have a material adverse effect on the value of such Material Receivable as Collateral, (w) grant any extension or renewal of the time of payment of any Material Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Material Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;
     (iv) except as otherwise provided in this subsection, each Grantor may continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and may exercise each right it may have under any Receivable any Supporting Obligation or Collateral Support, in each case, at its own expense; provided, however, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith promptly deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon;
     (v) except as it shall determine otherwise in the ordinary course of business, it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Receivable; and
     (vi) it shall notify the Collateral Agent in writing the next Quarterly Reporting Date following receipt of any Material Receivable in respect of which the Account Debtor is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.
     (c) Delivery and Control of Receivables. With respect to any Material Receivables that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, such Grantor acquiring rights therein. With respect to any Material Receivables which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Material Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Material Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, the next Quarterly Reporting Date following such Grantor acquiring rights therein. Any Material Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent.
     4.4 Investment Related Property. Investment Related Property Generally.
     (a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
     (i) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent, no less frequently than on an annual basis or as otherwise expressly required by the Credit Agreement, a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;
     (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then

(a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall promptly take all steps reasonably requested by the Collateral Agent to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest;
     (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.
     (b) Delivery and Control.
     (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4(b) on or before the Closing Date (or such other time period as specified in the Credit Agreement) and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4(b) no later than the next Quarterly Reporting Date after acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause any issuer of such uncertificated security which is a Subsidiary (other than an Immaterial Subsidiary), and shall use commercially reasonable efforts to cause any issuer of such uncertificated security which is not a Subsidiary, upon request by the Collateral Agent, execute an agreement substantially in the form of Exhibit B hereto or such other form reasonably acceptable to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

     (c) Voting and Distributions.
     (i) So long as no Event of Default shall have occurred and be continuing and no notice shall have been given pursuant to clause (ii) below:
(1)	except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent in any material respect with the terms of this Agreement or the Credit Agreement; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.4(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2)	the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above;
     (ii) Upon either delivery by any Grantor to the Collateral Agent of written notice that an Event of Default has occurred and is continuing, or delivery by the Collateral Agent or the Administrative Agent to Grantor of written notice that the Event of Default exists:
(A)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall, upon notice to such Grantor by the Collateral Agent, cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)	in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.
     (d) Limitation on Foreign Pledges. Notwithstanding anything in this Section 4 or any other Section of this Agreement to the contrary, the Obligations of the U.S. Credit Parties shall not be secured by, and the Grantors shall not be required to deliver to the Collateral Agent as security for such Obligations, more than 65% of all classes of outstanding Capital Stock of a Foreign Subsidiary entitled to vote.
     4.5 Pledged Equity Interests.
     (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and (x) with respect to clauses (iii) and (iv) below, on each Credit Date and (y) with respect to all other clauses below, on each Annual Reporting Date, that:
     (i) Schedule 4.4(A) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule, all of which is true, accurate and complete as of the Closing Date or thereafter, as of the Annual Reporting Date;
     (ii) except as set forth on Schedule 4.4(B), it has not acquired any majority equity interests of another entity or substantially all the assets of another entity within the five (5) years prior to the Closing Date;
     (iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;
     (iv) no material consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority status (subject to Permitted Liens) of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and
     (v) except as otherwise set forth in Schedule 4.4 hereto, none of the Pledged LLC Interests nor Pledged Partnership Interests issued by any Grantor or any Subsidiary thereof are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.
     (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:
     (i) other than as permitted under the Credit Agreement, without the prior written consent of the Collateral Agent (which shall not be unreasonably withheld), it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest except for Permitted Liens and Permitted Sales, (b) permit any issuer of any Pledged Equity Interest that is a Grantor or a Subsidiary thereof to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer unless such stock or interests is pledged hereunder, (c) permit any issuer of any Pledged Equity Interest that is a Subsidiary to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt that would individually or in the aggregate cause a Material Adverse Effect, or (e) cause any Subsidiary of Holdings that is an issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC unless such Grantor notifies the Collateral Agent in writing prior to any such election or action and, in such event, takes all steps reasonably requested by the Collateral Agent to establish the Collateral Agent’s “control” thereof;

     (ii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and
     (iii) it shall notify the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, promptly if any issuer of Pledged LLC Interests or Pledged Partnership Interests that is a Grantor or a Subsidiary thereof has not opted for such Pledged LLC Interests or Pledged Partnership Interests to be treated as securities under the uniform commercial code of any jurisdiction.
     4.6 Pledged Debt.
     (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Annual Reporting Date, that:
     (i) Schedule 4.4 sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor as of the Closing Date or thereafter, as of the Annual Reporting Date and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness.
     4.7 Investment Accounts.
     (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and (x) with respect to clauses (ii), (iv) and (v) below, on each Credit Date and (y) with respect to all other clauses below, on each Annual Reporting Date, that:
     (i) Schedule 4.4 hereto sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest as of the Closing Date or thereafter, as of the Annual Reporting Date;
     (ii) each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the

UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto;
     (iii) Schedule 4.4 hereto sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest as of the Closing Date or thereafter, as of the Annual Reporting Date;
     (iv) each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and
     (v) unless otherwise in accordance with the Credit Agreement, each Grantor has taken all actions reasonably requested by the Collateral Agent, including those specified in Section 4.4.4(c), to: (a) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) deliver all Instruments to the Collateral Agent.
     (b) Delivery and Control.
     (i) With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall, to the extent required under the Credit Agreement, within sixty (60) days of the request by the Collateral Agent (or such extended period of time as agreed to by the Collateral Agent), cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto or such other form reasonably acceptable to the Collateral Agent, pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Investment Related Property that is a “Deposit Account,” it shall, to the extent required under the Credit Agreement, within sixty (60) days of the request by the Collateral Agent (or such extended period of time as agreed to by the Collateral Agent), cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto or such other form reasonably acceptable to the Collateral Agent, pursuant to which the Collateral Agent shall have both sole dominion and control over such Deposit Account (within the meaning of the common law) and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Unless otherwise in accordance with the Credit Agreement, each Grantor shall have entered into such control agreement or agreements, to the extent required under the Credit

Agreement and upon request by the Collateral Agent, with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, no later than the Quarterly Reporting Date following the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.
     In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, if requested by the Collateral Agent, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably requested by the Collateral Agent, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.
     4.8 Material Contracts.
     Each Grantor hereby covenants and agrees that, in addition to any rights under the Section of this Agreement relating to Receivables, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent; and
     4.9 Letter of Credit Rights.
     (a) Representations and Warranties. Each Grantor hereby represents and warrants:
     (i) all material letters of credit to which such Grantor has rights, as of the Closing Date and as of each Annual Reporting Date, is listed on Schedule 4.6; and
     (ii) as of each Credit Date, it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent.

     (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising it shall promptly and in any event within sixty (60) days (or such extended period of time as agreed to by the Collateral Agent) of its obtaining rights in such material letter of credit rights obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.
     4.10 Intellectual Property.
     (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H), each Grantor hereby represents and warrants, on the Closing Date and (x) with respect to clauses (ii) – (ix) below, on each Credit Date and (y) with respect to clauses (i) and (x) below, on each Annual Reporting Date, that:
     (i) Schedule 4.7 sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor as of the Closing Date or thereafter, as of the Annual Reporting Date;
     (ii) it is the owner of the right, title, and interest in and to all material Intellectual Property that it purports to own, and owns or has the valid right to use all other material Intellectual Property, in each case as used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens, the licenses set forth on Schedule 4.7(B), (D), (F) and (G) and other licenses or sub-licenses entered into in the ordinary course of business;
     (iii) each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of material Intellectual Property in full force and effect;
     (iv) (A) to such Grantor’s knowledge, all material Intellectual Property is valid and enforceable and (B) no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Grantor’s right to register, or such Grantor’s rights to own or use, any material Intellectual Property and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened;
     (v) all registrations and applications for material Copyrights, Patents and Trademarks purported to be owned by any Grantor are standing in the name of each Grantor, and none of the material Trademarks, Patents, Copyrights or

Trade Secret Collateral has been licensed by any Grantor to any affiliate or third party, except as disclosed on Schedule 4.7(B), (D), (F) and (G) as of the Closing Date or, with respect to licenses entered into after the Closing Date to the Collateral Agent on the next Quarterly Reporting Date;
     (vi) except as would not have a Material Adverse Effect, each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action reasonably necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality;
     (vii) to such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party in a manner reasonably likely to result in a Material Adverse Effect; no written claim has been received by such Grantor that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party that could reasonably be expected to result in a Material Adverse Effect;
     (viii) to each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees in a manner reasonably likely to result in a Material Adverse Effect;
     (ix) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that adversely effect Grantor’s rights to own or use any Intellectual Property in a manner reasonably likely to result in a Material Adverse Effect; and
     (x) except as permitted under the Credit Agreement, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property disclosed on Schedule 4.7(A), (B), (C), (D), (E), (F) or (G) that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any material part of the Intellectual Property, other than the financing statements filed in favor of the Collateral Agent or as otherwise disclosed on Schedule 4.7.
     (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:
     (i) it shall not do any act or omit to do any commercially unreasonable act whereby any of the Intellectual Property which in its reasonable judgment is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;
     (ii) it shall not, with respect to any Trademarks which are material to the business of any Grantor, as determined in its reasonable judgment, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;
     (iii) it shall, within sixty (60) days following the creation or acquisition of any Copyrightable work which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office except for works with respect to which the Grantor has determined with the exercise of its commercially reasonable judgment that it shall not so apply;
     (iv) it shall promptly notify the Collateral Agent if it knows that any item of the Intellectual Property that in its reasonable judgment is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court, except as would not have a Material Adverse Effect;
     (v) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time), except as would not have a Material Adverse Effect;
     (vi) in the event that any Intellectual Property owned by or exclusively licensed to any Grantor that in its reasonable judgment is material to the business of such Grantor is, to such Grantor’s knowledge, infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property (except for such works in respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not take any action);

     (vii) On the Quarterly Reporting Date after a filing or registration described in clause (i) or (ii) takes place, it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;
     (viii) it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;
     (ix) except with the prior consent of the Collateral Agent (not to be unreasonably withheld) or with respect to Permitted Liens, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and each Grantor shall not license, grant any option, or create or suffer to exist any Lien upon or with respect to the material Intellectual Property, except for (a) the Liens created by and under this Agreement and the other Credit Documents and (b) licenses entered into in the ordinary course of business of such Grantor; and
     (x) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any Material Contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts, provided that this shall not apply to standard form contracts entered into in the ordinary course of business.
     (xi) it shall use proper statutory notice in connection with its use of any Patent, except where the failure to do so would not have a Material Adverse Effect; and
     (xii) unless otherwise determined in the exercise of business judgment, it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the material Intellectual Property or any portion thereof. Following the occurrence and during the continuance of an Event of Default, in connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction, shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.
     4.11 Commercial Tort Claims.
     (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.8 sets forth all Commercial Tort Claims of each Grantor in excess of $1,000,000 individually or $5,000,000 in the aggregate as of the Closing Date or thereafter, as of the date on which financial statements were required to be provided under the Credit Agreement for the last Fiscal Quarter then ended or the last date such Schedule 4.8 was otherwise required to be amended or supplemented in accordance with the Credit Agreement; and
     (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $1,000,000 individually or $5,000,000 in the aggregate hereafter arising it shall on the next Quarterly Reporting Date after it acquires rights in such Commercial Tort Claims deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.
SECTION 5
FURTHER ASSURANCES; ADDITIONAL GRANTORS
     5.1 Further Assurances.
     (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:
     (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and
     (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual

Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing.
     (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.
     (c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.
     5.2 Additional Grantors.
     From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6
COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT
     6.1 Power of Attorney.
     To the extent permitted by applicable law, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time, to take any of the following actions:
     (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;
     (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
     (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may reasonably request for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;
     (e) to prepare and file any UCC financing statements against such Grantor as debtor;
     (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;
     (g) upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

     (h) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     6.2 No Duty on the Part of Collateral Agent or Secured Parties.
     The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
SECTION 7
REMEDIES
     7.1 Generally.
     (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may to the fullest extent permitted by applicable law pursue any of the following separately, successively or simultaneously:
     (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;
     (ii) enter onto the property owned or leased by any Grantor where any Collateral is located and take possession thereof with or without judicial process;

     (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and
     (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.
     (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives (to the fullest extent permitted by applicable law) any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives (to the fullest extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.
     (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
     (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.
     7.2 Application of Proceeds.
     All proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in accordance with the terms of Section 8.3 of the Credit Agreement.
     7.3 Sales on Credit.
     If the Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.
     7.4 Deposit Accounts.
     If any Event of Default shall have occurred and be continuing, the Collateral Agent may apply the balance from any Deposit Account that is subject to a control agreement pursuant to the Credit Agreement or instruct the bank at which any such Deposit Account is maintained to pay the balance of any such Deposit Account to or for the benefit of the Collateral Agent. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent agrees not to instruct any bank in which any Deposit Account that is subject to a control agreement pursuant to the Credit Agreement is maintained as provided in the immediately preceding sentence.
     7.5 Investment Related Property.
     Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
     7.6 Intellectual Property.
     (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:
     (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in the Credit Agreement hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property that is material to the business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation; and
     (ii) [reserved]
     (iii) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;
(1)	all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)	Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.
     (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.
     (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.
     7.7 Cash Proceeds.
     Any proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items received by the Collateral Agent (i) if no Event of Default shall have occurred and be continuing, shall be turned over to the Grantor and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.
SECTION 8
COLLATERAL AGENT
     The Collateral Agent has been appointed to act as the Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Secured Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Secured Hedge Agreement) under all Secured Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. The Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and the Collateral Agent signed by the Requisite Lenders holding more than 50% of the outstanding Commitments under the Credit Agreement. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to the Collateral Agent, following receipt of the Grantors’ consent (which shall not be unreasonably withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.
SECTION 9
CONTINUING SECURITY INTEREST; TRANSFER OF LOANS
     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than unmatured indemnification obligations), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.
SECTION 10
STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM
     The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.
SECTION 11
MISCELLANEOUS
     Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EASTON-BELL SPORTS, INC.
By:	/s/ Mark Tripp
Name:	Mark Tripp
Title:	Secretary

ALL AMERICAN SPORTS CORPORATION
BELL POWERSPORTS, INC.
BELL SPORTS CANADA, INC.
BELL SPORTS CORP.
BELL SPORTS, INC.
BELL RACING COMPANY
CDT NEVADA, INC.
EASTON SPORTS ASIA, INC.
EASTON SPORTS, INC.
EQUILINK LICENSING, LLC
GIRO SPORT DESIGN INTERNATIONAL, INC.
MACGREGOR CORPORATION
MACMARK CORPORATION
PRO-LINE ATHLETIC EQUIPMENT, INC.
PRO-LINE TEAM SPORTS, INC.
PROACQ CORP.
RBG HOLDINGS CORP.
RHC LICENSING, LLC
RIDDELL, INC.
RIDDELL SPORTS GROUP, INC.
RIDMARK CORPORATION

By:	/s/ Mark Tripp
Name:	Mark Tripp
Title:	Secretary of each of the foregoing

WACHOVIA BANK, NATIONAL ASSOCIATION, as the Collateral Agent
By:	/s/ Jeffrey M. Foley
Name:	Jeffrey M. Foley
Title:	Director

SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT
GENERAL INFORMATION
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place
of Business (or
Residence if
Full Legal	Type of	Jurisdiction of	Grantor is a
Name	Organization	Organization	Natural Person)	Organization I.D.#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

SCHEDULE 4.1-1

SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory

SCHEDULE 4.2-1

SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT
INVESTMENT RELATED PROPERTY
(A) Pledged Stock:

% of
				Stock		No. of	Outstanding
	Stock	Class of	Certificated	Certificate	Par	Pledged	Stock of the
Grantor	Issuer	Stock	(Y/N)	No.	Value	Stock	Stock Issuer

Pledged LLC Interests:

% of
Outstanding
LLC Interests
	Limited			No. of	of the Limited
	Liability	Certificated	Certificate	Pledged	Liability
Grantor	Company	(Y/N)	No. (if any)	Units	Company

Pledged Partnership Interests:

		Type of			% of
		Partnership			Outstanding
		Interests			Partnership
		(e.g.,			Interests of
		general or	Certificated	Certificate	the
Grantor	Partnership	limited)	(Y/N)	No. (if any)	Partnership

Pledged Trust Interests:

% of
Outstanding
		Class of			Trust
		Trust	Certificated	Certificate	Interests of
Grantor	Trust	Interests	(Y/N)	No. (if any)	the Trust

SCHEDULE 4.5-1

Pledged Debt:

		Original	Outstanding
		Principal	Principal		Maturity
Grantor	Issuer	Amount	Balance	Issue Date	Date

Securities Account:

Grantor	Share of Securities	Account Number	Account Name
Intermediary

Commodities Accounts:

Name of
Commodities
Grantor	Intermediary	Account Number	Account Name

Deposit Accounts:

Name of
Grantor	Depositary Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition
SCHEDULE 4.5-2

SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Description of Letters of Credit
SCHEDULE 4.6-1

SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT
INTELLECTUAL PROPERTY

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions
SCHEDULE 4.7-1

SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Commercial Tort Claims
SCHEDULE 4.8-1

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT
PLEDGE SUPPLEMENT
     This PLEDGE SUPPLEMENT, dated [MONTH] [DAY], [YEAR], is delivered by [NAME OF GRANTOR] a [NAME OF STATE WHERE ORGANIZATION IS REGISTERED] [TYPE OF ORGANIZATION] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of March 16, 2006 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among EASTON-BELL SPORTS, INC., the other Grantors named therein, and WACHOVIA BANK, NATIONAL ASSOCIATION, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.
     Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.
     IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [MONTH] [DAY], [YEAR].

[NAME OF GRANTOR]
By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Chief Executive
Office/Sole Place of
Business (or
Full Legal	Type of	Jurisdiction of	Residence if Grantor
Name	Organization	Organization	is a Natural Person)	Organization I.D.#
(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name
(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change
     (D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement
EXHIBIT A-2

(E)   Financing Statements:

Name of Grantor	Filing Jurisdiction(s)
EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Location of Equipment and Inventory
EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:
(A)
Pledged Stock:
Pledged Partnership Interests:
Pledged LLC Interests:
Pledged Trust Interests:
Pledged Debt:
Securities Account:
Commodities Accounts:
Deposit Accounts:
(B)

Name of Grantor	Date of Acquisition	Description of Acquisition
EXHIBIT A-5

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Description of Letters of Credit
EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions
EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT
Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-8

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT
UNCERTIFICATED SECURITIES CONTROL AGREEMENT
     This Uncertificated Securities Control Agreement dated as of [MONTH] [DAY], [YEAR] among [PLEDGOR’S NAME] (the “Pledgor”), Wachovia Bank, National Association, as collateral agent for the Secured Parties, (the “Collateral Agent”) and [ISSUER’S NAME], a [NAME OF STATE WHERE ORGANIZATION IS REGISTERED] corporation (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated [as of the date hereof], among the Pledgor, the other Grantors party thereto and the Collateral Agent (the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     Section 1. Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [NUMBER OF SHARES] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.
     Section 2. Instructions. Subject to the provisions of Section 9, if at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.
     Section 3. Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agent:
     (a) Except as otherwise permitted hereunder, it has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and
     (b) Except as otherwise permitted hereunder, it has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.
     (c) Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.
EXHIBIT B-1

     (d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.
     Section 4. Choice of Law. This Agreement shall be governed by the laws of the State of New York.
     Section 5. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.
     Section 6. Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.
     Section 7. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.
     Section 8. Indemnification of Issuer. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.
     Section 9. Agreement with Debtor. The Collateral Agent hereby agrees that until such time as an Event of Default shall have occurred and so long as such Event of Default is continuing and the Secured Obligations have become due and payable, it will not exercise its right to control the Pledged Shares pursuant to Section 2, it being understood that this agreement is for the benefit of the Debtor only and if the Collateral Agent, notwithstanding this Agreement, shall exercise such control, the Issuer shall be entitled to be fully protected in relying and acting on such exercise or request.
     Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.
EXHIBIT B-2

Pledgor:	[PLEDGOR’S ADDRESS]
Attention:
Telecopier:

Collateral Agent:	Wachovia Bank, National Association
[STREET ADDRESS]
Charlotte, NC [ZIP CODE]
Attention:
Telecopier:

Issuer:	[ISSUER’S ADDRESS]
Attention:
Telecopier:
     Any party may change its address for notices in the manner set forth above.
     Section 11. Termination. The obligations of the Issuer to the Collateral Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.
     Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]
By:
Name:
Title:

EXHIBIT B-3

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:
EXHIBIT B-4

Exhibit A
[Letterhead of Collateral Agent]
[Date]
[Name and Address of Issuer]
Attention:
Re: Termination of Control Agreement
     You are hereby notified that the Uncertificated Securities Control Agreement between you, [NAME OF PLEDGOR] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from [NAME OF PLEDGOR]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF PLEDGOR] pursuant to any other agreement.
     You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF PLEDGOR].

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:
Name:
Title:
EXHIBIT B-1

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT
SECURITIES ACCOUNT CONTROL AGREEMENT
     This Securities Account Control Agreement (this “Control Agreement”), dated as of [          ], by and among [          ] (the “Pledgor”), Wachovia Bank, National Association, as Collateral Agent (the “Collateral Agent”) and [          ] (the “Securities Intermediary”), is delivered pursuant to Section 4.7(b)(i) of that certain pledge and security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), dated as of March 16, 2006, made by Easton-Bell Sports, Inc., and each of the Guarantors listed on the signature pages thereto in favor of Wachovia Bank, National Association, as collateral agent, as pledgee, assignee and secured party (the “Collateral Agent”). This Control Agreement is for the purpose of perfecting the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Collateral Agreement.
     Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms and agrees that (i) the Securities Intermediary has established for the Pledgor and maintains the account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the “Designated Accounts” and each a “Designated Account”), (ii) each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement, (iii) this Control Agreement is the valid and legally binding obligation of the Securities Intermediary, (iv) the Securities Intermediary is a “securities intermediary” as defined in Article 8-102(a)(14) of the UCC and (v) each of the Designated Accounts is a “securities account” as such term is defined in Section 8-501(a) of the UCC.
     Section 2. “Financial Assets” Election. All parties hereto agree that each item of Investment Property and all other property held in or credited to any Designated Account (the “Account Property”) shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.
     Section 3. Entitlement Order. The Securities Intermediary shall comply with instructions directing the Securities Intermediary with respect to the sale, exchange or transfer of any Account Property held in each Designated Account originated by a Pledgor, or any representative of, or investment manager appointed by, a Pledgor until such time as the Collateral Agent delivers a Notice of Sole Control pursuant to Section 9(i) to the Securities Intermediary. If after the delivery of a Notice of Sole Control, the Securities Intermediary shall receive an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) issued by the Collateral Agent and relating to any financial asset maintained in one or more of the Designated Accounts, the Securities Intermediary shall comply with such entitlement order
EXHIBIT C-1

without further consent by the Pledgor or any other person. After the delivery of a Notice of Sole Control, the Securities Intermediary shall comply with, and is fully entitled to rely upon, any entitlement order from the Collateral Agent, even if such entitlement order is contrary to any entitlement order that the Pledgor may give or may have given to the Securities Intermediary.
     Section 4. Subordination of Lien; Waiver of Set-Off. The Securities Intermediary hereby agrees that any security interest in, lien on, encumbrance, claim or (except as provided in the next sentence) right of setoff against, any Designated Account or any Account Property it now has or subsequently obtains shall be subordinate to the security interest of the Collateral Agent in the Designated Accounts and the Account Property therein or credited thereto. The Securities Intermediary agrees not to exercise any present or future right of recoupment or set-off against any of the Designated Accounts or to assert against any of the Designated Accounts any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Securities Intermediary may at any time have against or in any of the Designated Accounts or any Account Property therein or credited thereto; provided, however, that the Securities Intermediary may set off all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions.
     Section 5. Choice of Law. Both this Control Agreement and the Designated Accounts shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Designated Accounts (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York.
     Section 6. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any security entitlements or other financial assets credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Collateral Agent shall have received prior written notice thereof, provided that until the Securities Intermediary receives a Notice of Sole Control, the Pledgor may designate an investment manager or other representative to provide Entitlement Orders on behalf of the Pledgor. The Securities Intermediary and the Pledgor have not and will not enter into any other agreement with respect to (i) creation or perfection of any security interest in or (ii) control of security entitlements maintained in any of the Designated Accounts or purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with respect to any Account Property held in or credited to any Designated Account as set forth in Section 3 hereof without the prior written consent of the Collateral Agent, such consent not be unreasonably withheld. In the event of any conflict with respect to control over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No
EXHIBIT C-2

amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
     Section 7. Certain Agreements.
          (i) As of the date hereof, the Securities Intermediary has furnished to the Collateral Agent the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the financial assets and cash balances held therein, identifying the financial assets held therein in a manner acceptable to the Collateral Agent. Each such statement accurately reflects the assets held in such Designated Account as of the date thereof.
          (ii) The Securities Intermediary will, upon its receipt of each supplement to the Collateral Agreement signed by the Pledgor and identifying one or more financial assets as “Pledged Collateral,” enter into its records, including computer records, with respect to each Designated Account a notation with respect to any such financial asset so that such records and reports generated with respect thereto identify such financial asset as “Pledged.”
     Section 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Pledgor in the Account Property held in or credited to the Designated Accounts, the Securities Intermediary on the date hereof does not know of any claim to, security interest in, lien on, or encumbrance against, any Designated Account or Account Property held in or credited thereto and does not know of any claim that any person or entity other than the Collateral Agent has been given “control” (within the meaning of Section 8-106 of the UCC) of any Designated Account or any such Account Property. If the Securities Intermediary becomes aware that any person or entity is asserting any lien, encumbrance, security interest or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process or any claim of control) against any of the Account Property held in or credited to any Designated Account, the Securities Intermediary shall promptly notify the Collateral Agent and the Pledgor thereof.
     Section 9. Maintenance of Designated Accounts. In addition to the obligations of the Securities Intermediary in Section 3 hereof, the Securities Intermediary agrees to maintain the Designated Accounts as follows:
     (i) Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a notice instructing the Securities Intermediary to terminate Pledgor’s access to any Designated Account (the “Notice of Sole Control”), the Securities Intermediary agrees that, after receipt of such notice, it will take all instructions with respect to such Designated Account solely from the Collateral Agent, terminate all instructions and orders originated by the Pledgor with respect to the Designated Accounts or any Account Property therein, and cease taking instructions from Pledgor, including, without limitation, instructions for investment, distribution or transfer of any financial asset maintained in any Designated Account. Permitting settlement of
EXHIBIT C-3

trades pending at the time of receipt of such notice shall not constitute a violation of the immediately preceding sentence.
     The Collateral Agent hereby covenants, for the benefit of the Pledgor, (i) that the Collateral Agent will not deliver a Notice of Sole Control to the Securities Intermediary except upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement dated as of March 16, 2006, among Easton-Bell Sports, Inc., the Collateral Agent and other parties thereto, as the same may be amended from time to time) and (ii) that until it delivers a Notice of Sole Control, it will not exercise its right to originate instructions to the Securities Intermediary. The forgoing covenant is for the benefit of the Pledgor only and will not be deemed to constitute a limitation (x) on the right, as between the Securities Intermediary and the Collateral Agent, of the Collateral Agent to deliver a Notice of Sole Control or (y) on the Securities Intermediary’s obligation to comply with such notice and the Securities Intermediary shall be fully protected in so complying.
     (ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control, the Pledgor, an investment manager or other representative on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any financial assets credited to any Designated Account.
     (iii) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets credited thereto to the Pledgor and, after the delivery of a Notice of Sole Control, simultaneously to each of the Pledgor and the Collateral Agent at the address set forth in Section 11 hereof. The Securities Intermediary will provide to the Collateral Agent, upon the Collateral Agent’s request therefor from time to time, a statement of the market value of each financial asset maintained in each Designated Account. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Collateral Agent.
     (iv) Perfection in Certificated Securities. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other Account Property held in or credited to any of the Designated Accounts, the Securities Intermediary shall retain possession of the same on behalf and for the benefit of the Collateral Agent and such act shall cause the Securities Intermediary to be deemed holding such certificate for the Collateral Agent, if necessary to perfect the Collateral Agent’s security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Collateral Agreement, which shall also serve as notice to the Securities Intermediary of a security interest in collateral held on behalf and for the benefit of the Collateral Agent.
EXHIBIT C-4

     Section 10. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.
     Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[ ] [Address] Attention:
Telecopy:
Telephone:

with copy to:

[ ] [Address] Attention:
Telecopy:
Telephone:

Securities Intermediary:	[ ] [Address] Attention:
Telecopy:
Telephone:

Collateral Agent:	Wachovia Bank, National Association
Charlotte Plaza, CP-8, 201
South College Street
Charlotte, NC 28288-0680
Attention: Syndication Agency Services
(Telecopy No. (704) 383-0288
          Any party may change its address for notices in the manner set forth above.
     Section 12. Termination.
     (i) Except as otherwise provided in this Section 12, the obligations of the Securities Intermediary hereunder and this Control Agreement shall continue in effect until the security
EXHIBIT C-5

interests of the Collateral Agent in the Designated Accounts and any and all Account Property held therein or credited thereto have been terminated pursuant to the terms of the Collateral Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing.
          (ii) The Securities Intermediary, acting alone, may terminate this Control Agreement at any time and for any reason by written notice delivered to the Collateral Agent and the Pledgor not less than thirty (30) days prior to the effective termination date.
          (iii) Prior to any termination of this Control Agreement pursuant to this Section 12, the Securities Intermediary hereby agrees that it shall promptly take, at Pledgor’s sole cost and expense, all reasonable actions necessary to facilitate the transfer of any Account Property in or credited to the Designated Accounts as follows: (i) in the case of a termination of this Control Agreement under Section 12(i), to the institution designated in writing by Pledgor; and (ii) in all other cases, to the institution designated in writing by the Collateral Agent.
     Section 13. Fees and Expenses. The Securities Intermediary agrees to look solely to the Pledgor for payment of any and all reasonable fees, costs, charges and expenses incurred or otherwise relating to the Designated Accounts and services provided by the Securities Intermediary hereunder (collectively, the “Account Expenses”), and the Pledgor agrees to pay such Account Expenses to the Securities Intermediary on demand therefor. The Pledgor acknowledges and agrees that it shall be, and at all times remains, solely liable to the Securities Intermediary for all Account Expenses.
     Section 14. Severability. If any term or provision set forth in this Control Agreement shall be invalid or unenforceable, the remainder of this Control Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
     Section 15. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.
[signature page follows]
EXHIBIT C-6

[ ], as Pledgor

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[ ], as Securities Intermediary

By:
Name:
Title:

SCHEDULE I
Designated Account(s)

EXHIBIT D
TO PLEDGE AND SECURITY AGREEMENT
DEPOSIT ACCOUNT CONTROL AGREEMENT
     AGREEMENT dated as of [          ], by and among                      (“Company”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Lender”) and                                         (“Depositary”).
     The parties hereto refer to Account No.                     in the name of Company maintained at Depositary (the “Account”) and hereby agree as follows:
     1. Company and Lender notify Depositary that by separate agreement Company has granted Lender a security interest in the Account and all funds on deposit from time to time therein. Depositary acknowledges being so notified.
     2. Prior to the Effective Time (as defined below) Depositary shall honor all withdrawal, payment, transfer or other fund disposition or other instructions (collectively, “instructions”) received from the Company, its designated employees and agents (but not those from Lender) concerning the Account. The Depositary has not entered into any agreement with any third party regarding the Deposit Account or, except as otherwise permitted hereunder, agreed that it will comply with any orders concerning the Deposit Account originated by any such third party; provided that, for the avoidance of doubt, until Depository receives a Shifting Control Notice, Company may designate employees and agents to provide instructions on behalf of the Company.
     On and after the Effective Time (and without Company’s consent), Depositary shall comply with all instructions received from Lender (but not those from Company) concerning the Account, including instructions directing disposition of funds in the Account, without further consent by Company, and Company shall have no right or ability to access or withdraw or transfer funds from the Account.
     For the purposes hereof, the “Effective Time” shall be the opening of business on the second business day next succeeding the business day on which a notice purporting to be signed by Lender in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a “Shifting Control Notice”), is actually received by the individual employee of Depositary to whom the notice is required hereunder to be addressed; provided, however, that if any such notice is so received after 12:00 noon, New York City time, on any business day, the “Effective Time” shall be the opening of business on the third business day next succeeding the business day on which such receipt occurs. For purposes of this Agreement, a “business day” is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed.
     Lender hereby covenants, for the benefit of the Company, (i) that Lender will not deliver a Shifting Control Notice to Depositary except upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement dated as of March 16, 2006, among
EXHIBIT D-1

Easton-Bell Sports, Inc., Lender and other parties thereto, as the same may be amended from time to time) and (ii) that until it delivers a Shifting Control Notice, it will not exercise its right to originate instructions to Depositary. The forgoing covenant is for the benefit of the Company only and will not be deemed to constitute a limitation (x) on the right, as between Depositary and Lender, of Lender to deliver a Shifting Control Notice or (y) on Depositary’s obligation to comply with such notice and Depositary shall be fully protected in so complying.
     Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving the Account duly commenced by Depositary prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Depositary may (at its discretion and without any obligation to do so) commence honoring solely Lender’s instructions concerning the Account at any time or from time to time after it becomes aware that Lender has sent to it a Shifting Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above) with no liability whatsoever to Company or any other party for doing so.
     3. This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Each of Company and the Depositary further agrees that it will not enter into any agreement with any third party other than the Lender that provides or has the effect of allowing or requiring the Depositary to comply with instructions originating by such third party regarding the Account.
     4. Depositary agrees not to exercise or claim any right of offset, banker’s lien or other like right against the Account for so long as this Agreement is in effect except with respect to (i) returned or charged-back items, (ii) reversals or cancellations of payment orders and other electronic fund transfers, (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder or (iv) overdrafts in the Account.
     5. Notwithstanding anything to the contrary in this Agreement: (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), instruction or request purportedly furnished to it by Company or Lender in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement referred to in paragraph 1 above or any other related documentation or whether any actions by Lender (including without limitation the sending of a Shifting Control Notice), Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent
EXHIBIT D-2

therewith, (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes a breach of this Agreement, its own willful misconduct or negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.
     6. Company hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary’s breach of this Agreement, willful misconduct or negligence) or any interpleader proceeding relating thereto or incurred at Company’s direction or instruction. Lender hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items incurred (i) on or after the Effective Time in connection with this Agreement or the Account (except to the extent due to Depositary’s breach of this Agreement, willful misconduct or negligence) or any interpleader proceeding related thereto, (ii) at Lender’s direction or instruction (including without limitation Depositary’s honoring of a Shifting Control Notice) or (iii) due to any claim by Lender of an interest in the Account or the funds on deposit therein.
     7. Depositary may terminate this Agreement in its discretion upon the sending of at least thirty (30) days’ advance written notice to the other parties hereto. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto. The provisions of paragraphs 5 and 6 above shall survive any such termination.
     8. Company shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect. Payment will be effected by a direct debit to the Account.
     9. This Agreement: (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed and delivered by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York. For purposes of the Uniform Commercial Code, the State of New York shall be deemed to be the Depositary’s jurisdiction and the Account shall be governed by the laws of the State of New York. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement. All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).
EXHIBIT D-3

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY		WACHOVIA BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:		By:
	Name:	Name:
	Title:	Title:

Address for

Notices:

	Fax No.:	Fax No.:

[NAME OF DEPOSITARY]

By:
Name:
Title:

Address for

Notices:

Attention: [Customer Service Officer] and

Fax No.:

EXHIBIT D-4